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                                                                      EXHIBIT 99



FOR IMMEDIATE RELEASE                                Contact:
---------------------                                Maria C. Duey
                                                     313-792-5500



            MASCO CORPORATION ANNOUNCES TWO DIVESTITURES AND DATE FOR
                    EARNINGS RELEASE AND CONFERENCE CALL FOR
                               2005 FOURTH QUARTER



         Taylor, Michigan (January 11, 2006) -- Masco Corporation (NYSE:MAS) today announced that it has completed the divestiture of two operating companies, with combined annual sales of approximately $200 million, which manufacture and distribute cabinets, bathroom vanities, medicine cabinets, shower rods and caddies, and other bath accessories.

         "Masco is continuing our stated strategy of reviewing our business portfolio for potential consolidations or divestitures," Masco Corporation Chairman and CEO Richard A. Manoogian commented. "As a result of this process, it was determined that these two businesses were not core to our long-term cabinet platform strategy."

         Both transactions were closed in late 2005, with proceeds totaling approximately $200 million in cash. Under Generally Accepted Accounting Principles, the net gain on these transactions, along with 2005 full-year and prior period operating results of these companies, will be reflected in discontinued operations. The reduction in 2005 full-year operating earnings will be approximately $.04 per common share. This effectively reduces the Company's annual 2005 guidance for continuing operations to $2.16 to $2.20 per common share, from the previously communicated guidance of $2.20 to $2.24 per common share. The Company, however, continues to believe that its fourth quarter 2005 earnings from continuing operations will be in the range of its previously communicated guidance of $.48 to $.52 per common share. The Company's guidance excludes any additional costs associated with its profit improvement programs and any other items.

         In addition, Masco announced today that it will hold a conference call regarding 2005 fourth quarter earnings on Tuesday, February 14, 2006 at 11:00 a.m. ET. The conference call will be hosted by Masco Chairman and CEO Richard A. Manoogian. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing: (913) 981-4902 (confirmation #4758760).

         The 2005 fourth quarter supplemental material will be distributed prior to the conference call and will be available on the Company's website at www.masco.com.


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         The conference call will be webcast simultaneously and in its entirety through the Masco Corporation website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company's website.

         A replay of the call will be available on Masco's website or by phone by dialing: (719) 457-0820 (replay access code #4758760). The replay will be available approximately two hours after the end of the call and continue through February 21, 2006.







         Headquartered in Taylor, Mich., Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.











         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.



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